Exhibit 21
SUBSIDIARIES OF THE COMPANY

1.	M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

2.	MHO, LLC, a Florida limited liability company. MHO, LLC is wholly-owned by MHO Holdings, LLC.

3.	M/I Homes Service Corp., an Ohio corporation. M/I Homes Service Corp. is wholly-owned by the Company.

4.	M/I Properties, LLC, an Ohio limited liability company. M/I Properties, LLC is wholly-owned by the Company.

5.	Northeast Office Venture, LLC, a Delaware limited liability company. Northeast Office Venture, LLC is wholly-owned by the Company.

6.	M/I Title Agency Ltd., an Ohio limited liability company. M/I Title Agency Ltd. is 90% owned by M/I Financial Corp.

7.	M/I Homes First Indiana LLC, an Indiana limited liability company. M/I Homes First Indiana LLC is wholly-owned by the Company.

8.	Washington Metro Residential Title Agency LLC, a Virginia limited liability company. Washington Metro Residential Title Agency LLC is 70% owned by M/I Financial Corp.

9.	M/I Homes Second Indiana LLC, an Indiana limited liability company. M/I Homes Second Indiana LLC is wholly-owned by the Company.

10.
M/I Homes of Indiana, L.P., an Indiana limited partnership. M/I Homes Second Indiana LLC owns 99% of M/I Homes of Indiana, L.P.; M/I Homes First Indiana LLC owns the remaining 1% of M/I Homes of Indiana, L.P.

11.	M/I Homes of Florida, LLC, a Florida limited liability company. M/I Homes of Florida, LLC is wholly-owned by the Company.

12.	M/I Homes of Tampa, LLC, a Florida limited liability company. M/I Homes of Tampa, LLC is wholly-owned by M/I Homes of Florida, LLC.

13.	M/I Homes of Orlando, LLC, a Florida limited liability company. M/I Homes of Orlando, LLC is wholly-owned by M/I Homes of Florida, LLC.

14.	M/I Homes of West Palm Beach, LLC, a Florida limited liability company. M/I Homes of West Palm Beach, LLC is wholly-owned by M/I Homes of Florida, LLC.

15.	MHO Holdings, LLC, a Florida limited liability company. MHO Holdings, LLC is wholly-owned by M/I Homes of Florida, LLC.

16.	M/I Homes of Charlotte, LLC a Delaware limited liability company. M/I Homes of Charlotte, LLC is wholly-owned by the Company.

17.	M/I Homes of Raleigh, LLC, a Delaware limited liability company. M/I Homes of Raleigh, LLC is wholly-owned by the Company.

18.	M/I Homes of DC, LLC, a Delaware limited liability company. M/I Homes of DC, LLC is wholly-owned by the Company.

19.	M/I Homes of Cincinnati, LLC, an Ohio limited liability company. M/I Homes of Cincinnati, LLC is wholly-owned by the Company.

20.	M/I Homes of Central Ohio, LLC, an Ohio limited liability company. M/I Homes of Central Ohio, LLC is wholly-owned by the Company.

21.	The Fields at Perry Hall, LLC, a Maryland limited liability company. The Fields at Perry Hall, LLC is wholly-owned by M/I Homes of DC, LLC.

22.	Wilson Farm, LLC, a Maryland limited liability company. Wilson Farm, LLC is wholly-owned by M/I Homes of DC, LLC.

23.	TransOhio Residential Title Agency, Ltd., an Ohio limited liability company. TransOhio Residential Title Agency, Ltd. is wholly-owned by the Company.

24.	K-Tampa, LLC, a Florida limited liability company. K-Tampa, LLC is wholly-owned by M/I Homes of Tampa, LLC.

25.	M/I Homes of Lake County, LLC, a Florida limited liability company. M/I Homes of Lake County, LLC is wholly-owned by M/I Homes of Florida, LLC.

26.	Etowah, LLC, a Florida limited liability company. Etowah, LLC is wholly-owned by M/I Homes of Lake County, LLC.

27.	M/I Insurance Agency, LLC, an Ohio limited liability company. M/I Insurance Agency, LLC is 60% owned by the Company.

28.	M/I Majestic Oaks GP, LLC, a Florida limited liability company. M/I Majestic Oaks GP, LLC is wholly-owned by M/I Homes of Tampa, LLC.